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                                                                     EXHIBIT 3.1

                          ESSEX PROPERTY TRUST, INC.
                          --------------------------

                           CERTIFICATE OF CORRECTION


THIS IS TO CERTIFY THAT:

     Essex Property Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessment and Taxation of Maryland that:

     FIRST:         The title of the document being corrected is Articles
Supplementary Reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock.

     SECOND:        The document being corrected was filed on July 30, 1999.

     THIRD:         The provisions of the Articles Supplementary which are to be corrected are as follows:

          1.   Section 2 currently reads as follows:

                    "Section 2.  Rank.  The Series D Preferred Stock will, with
                                 ----
                    respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than the 8.75% Convertible Preferred Stock, Series 1996A (the "Series A Preferred Stock"), the 7.875% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") and the 9_% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") with which it shall be on a parity and any other class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series D Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. For purposes of these terms of the Series D Preferred Stock, the term "Parity Preferred Stock" shall be used to refer to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series D Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Corporation."

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          2.   The section directly following paragraph SIXTH currently reads as follows:

                    "IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its President and attested by its Assistant Secretary this ___ day of July, 1999."

     FOURTH:        The corrected provisions of the Articles Supplementary are as follows:

          1.   Section 2 shall read as follows:

                    "Section 2.  Rank.  The Series D Preferred Stock will, with
                                 ----
                    respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock (as defined in the Charter) and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than the 8.75% Convertible Preferred Stock, Series 1996A (the "Series A Preferred Stock"), the 7.875% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Stock") and the 9 1/8% Series C Cumulative Redeemable Preferred Stock (the "Series C Preferred Stock") with which it shall be on a parity and any other class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series D Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation. For purposes of these terms of the Series D Preferred Stock, the term "Parity Preferred Stock" shall be used to refer to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding expressly designated by the Corporation to rank on a parity with Series D Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Corporation."

          2. The section directly following paragraph SIXTH shall read as follows:

                    "IN WITNESS WHEREOF, these Articles Supplementary are executed on behalf of the Corporation by its President and attested by its Assistant Secretary this 28th day of July, 1999."

     The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material aspects and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be assigned in its name and on its behalf by its President and attested to by its Assistant Secretary on this 9th day of September, 1999.

ATTEST:                            ESSEX PROPERTY TRUST, INC.



/s/ Michael J. Schall              By:  /s/ Keith R. Guericke  (SEAL)
---------------------                   -----------------------
Michael J. Schall                       Keith R.Guericke
Assistant Secretary                     President

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